                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         AMERICAN VANGUARD CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         AMERICAN VANGUARD CORPORATION
                        4695 MACARTHUR COURT, SUITE 1250
                        NEWPORT BEACH, CALIFORNIA 92660


                                                                    May 21, 1998


Dear Shareholder:

     You are cordially invited to attend the Company's Annual Meeting of Shareholders.

     As shown in the enclosed formal notice, the meeting will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on June 18, 1998 at 1:00 p.m. In addition to action on the matters described in the Proxy Statement, we will discuss at the meeting events of the last year and our objectives for the current year. There will also be an opportunity to ask questions of your management and directors about the business of the Company.

     The formal notice of the meeting, the Proxy Statement, and the Company's Annual Report follow. We trust that after reading them, you will sign and mail the enclosed proxy so that your shares will be represented at the meeting. A prepaid return envelope is provided for this purpose.

     We are grateful for your continuing interest in the Company and look forward to seeing you at the meeting.

                                        Sincerely,

                                        AMERICAN VANGUARD CORPORATION

                                        /s/ ERIC G. WINTEMUTE
                                        -------------------------------------
                                        Eric G. Wintemute
                                        President and Chief Executive Officer

                         AMERICAN VANGUARD CORPORATION
                        4695 MacArthur Blvd., Suite 1250
                            Newport Beach, CA 92660

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                            To Be Held June 18, 1998

To the Shareholders of American Vanguard Corporation:

     The Annual Meeting of the Shareholders (the "Annual Meeting") of American Vanguard Corporation, a Delaware corporation, will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on Thursday, June 18, 1998, at 1:00 p.m., for the following purposes:

     1.  To elect seven directors for the ensuing year; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on May 15, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A copy of the Company's Annual Report, including financial statements for the year ended December 31, 1997, is enclosed with this Notice.

     All shareholders who find it convenient to do so are cordially invited to attend the meeting in person.

     Whether or not you expect to attend the Annual Meeting, you are urged to sign, date, and return the enclosed proxy in the enclosed postage paid return envelope. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. If you attend the Annual Meeting and inform the Secretary of the Company that you wish to vote your shares in person, your proxy will be revoked.

                                 By Order of the Board of Directors

                                 /s/ JAMES A. BARRY
                                 -----------------------------------------------
                                 James A. Barry
                                 Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Newport Beach, California
May 21, 1998

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                          AMERICAN VANGUARD CORPORATION
                              4695 MACARTHUR COURT
                             NEWPORT BEACH, CA 92660


                                  -------------

                                 PROXY STATEMENT

                                  -------------

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 18, 1998

                  PROXY SOLICITATION BY THE BOARD OF DIRECTORS


        This statement is furnished in connection with the Annual Meeting of Shareholders to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, at 1:00 p.m on June 18, 1998. Shareholders of record at the close of business on May 15, 1998 will be entitled to vote at the meeting.

        Proxies are being solicited by the Board of Directors of the Company. The Company will bear all costs of the solicitation. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and other employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone, telecommunication, or other similar means to obtain proxies. If the enclosed proxy is executed and returned, the shares represented by the proxy will be voted as specified therein. If a proxy is signed and returned without specifying choices, the shares will be voted "FOR" the election of each nominee for director as set forth in the Notice of Annual Meeting and in the proxies' discretion as to other matters that may properly come before the Annual Meeting.

        Any shareholder has the power to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Company's Secretary written revocation of his or her proxy, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy. This Proxy Statement is being mailed to shareholders on or about May 21, 1998.

        The Board of Directors has fixed the close of business on May 15, 1998, as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. The Company has only two authorized classes of shares,

 Preferred and Common Stock, each with a par value of $0.10 per share. There are 400,000 shares of Preferred Stock authorized, none of which have been issued. There are 10,000,000 shares of Common Stock authorized, and, as of May 15, 1998, 2,507,582 are outstanding. Each shareholder will be entitled to one vote, in person or by proxy, for each share standing in his or her name on the Company's books as of the record date. Each holder of Common Stock may cumulate his or her votes for directors giving one candidate a number of votes equal to the product of the number of directors to be elected times the number of shares of Common Stock held by such holder, or he or she may distribute his or her votes on the same principle among as many candidates as he shall see fit. For a holder of Common Stock to exercise his or her cumulative voting rights, he or she must give notice at the Annual Meeting, prior to the commencement of voting, of his intention to cumulate his or her votes. If any holder of Common Stock gives such notice, then every holder of Common Stock entitled to vote may cumulate his or her votes for candidates in nomination.

        The seven directors to be elected by the holders of Common Stock shall be the seven candidates receiving the highest number of votes cast by holders of Common Stock. Discretionary authority to cumulate votes is hereby solicited by the Board and return of the Proxy shall grant such authority.

        Shares represented by proxies which are marked "withhold authority" or to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matter. Proxies relating to "street name" shares which are not voted by brokers on one or more matters will not be treated as shares present for purposes of determining the presence of a quorum unless they are voted by the broker on at least one matter. Such non-voted shares will not be treated as shares represented at the meeting as to any matter for which non-vote is indicated on the broker's proxy.

        IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE "FOR" THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR IDENTIFIED BELOW UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY THE BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.


                              ELECTION OF DIRECTORS

        The Board of Directors of the Company is elected annually. The Certificate of Incorporation and Bylaws of the Company currently provide that the number of directors of the Company shall not be more than nine nor less than three. The Board has determined by resolution, that it shall consist of seven Members. Seven directors are to be elected at the Annual Meeting and will hold office from the time of the election until the next Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

        The following sets forth the names and certain information with respect to the persons nominated for election as directors, all of whom have had the same principal occupation for more than the past five years, except as otherwise noted. All such nominees have consented to serve, and all nominees are now directors, and were elected by the shareholders at the 1997 Annual Meeting of Shareholders except for James M. Strock who was elected in accordance with the terms and conditions of the Company's bylaws at the February 12, 1998 meeting of the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IDENTIFIED BELOW.

NOMINEES FOR ELECTION AS DIRECTORS

        HERBERT A. KRAFT has served as Co-Chairman of the Board since July 1994. Mr. Kraft served as Chairman of the Board and Chief Executive Officer from 1969 to July 1994. Age 74.

        GLENN A. WINTEMUTE has served as Co-Chairman of the Board since July 1994. Mr. Wintemute served as President of the Company and all operating subsidiaries since 1984 and was elected a director in 1971. He served as President of Amvac Chemical Corporation ("AMVAC") from 1963 to July 1994. Age 73.

        ERIC G. WINTEMUTE has served as a director of the Company since
1994. Mr. Wintemute has also served as President and Chief Executive Officer since July 1994. He was appointed Executive Vice President and Chief Operating Officer of the Company in January 1994, upon the Company's acquisition of GemChem. He co-founded GemChem, a national chemical distributor, in 1991 and served as its President. Mr. Wintemute was previously employed by AMVAC from 1977 to 1982. From 1982 to 1991, Mr. Wintemute worked with R. W. Greeff & Co., Inc., a former distributor of certain of AMVAC's products. During his tenure with R. W. Greeff & Co., Inc., he served as Vice President and director. He is the son of the Company's Co-Chairman, Glenn A. Wintemute. Age 42.

        JAMES A. BARRY has served as a director of the Company since 1994. Mr. Barry was appointed Senior Vice President in February 1998. He has served as Treasurer since July 1994 and as Chief Financial Officer of the Company and all operating subsidiaries since 1987. He also served as Vice President from 1990 through January 1998 and has held the position of Assistant Secretary since 1990. From 1990 to July 1994, he also served as Assistant Treasurer. Age 47.

        DR. ALLAN SASS was elected a director of the Company in June 1996. Dr. Sass served as Vice President of Technology of Wheelabrator Technologies (an environmental issues firm) from 1994 through April 1996, and as Vice President of New Business Development from 1992 to 1994. He was the Chief Executive Officer and Chairman of Westates Carbon Company, Inc. from 1985 to 1992. Westates Carbon Company, Inc. was acquired by Wheelabrator Technologies in April 1992. From 1968 to 1985, Dr. Sass was with Occidental Petroleum Corporation serving as President and Chief Executive Officer of Occidental Oil Shale, reporting directly to Dr. Armand Hammer. Age 59.

        JESSE E. STEPHENSON has served as director of the Company since 1977 (except for a 10-month period following March 1992). He was the General Manager of Calhart Corporation, then a wholly-owned subsidiary of the Company, from 1968 to 1978. Mr. Stephenson is retired and is a private investor. Age 74.

        JAMES M. STROCK has served as a director of the Company since February 1998. Mr. Strock is President of Strock Enterprises, Inc., a consulting firm that provides domestic and international strategic planning, environmental consulting, and marketing and communication services. From March 1991 through May 1997, Mr. Strock served in Governor Pete Wilson's Cabinet as California's first Secretary for Environmental Protection. From 1989 until 1991, Mr. Strock served as the Assistant Administrator for Enforcement (chief law enforcement officer) of the U.S. Environmental Protection Agency. Mr. Strock's other work experience ranges from private law practice, to service as Special Counsel to the U.S. Senate Environment & Public Works Committee, and as a special assistant to the Administrator of the U.S. Environmental Protection Agency. Mr. Strock also serves on the Board of Thermatrix, a publicly held company traded on NASDAQ (Stock symbol TMX). Age 41.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors maintains standing Audit, Compensation and Executive Committees. The names of the committees, their current membership, and a brief statement of their principal responsibilities are presented below.

        AUDIT COMMITTEE - The Audit Committee's principal responsibilities are to review the plan and results of the independent audit engagement and the system of internal accounting controls and to direct and supervise special audit inquiries. The Audit Committee meets periodically with management and the independent auditors to make inquiries regarding the manner in which the responsibilities of each are being discharged and to report thereon to the Board of Directors. The current Audit Committee members are Messrs. Allan Sass and Jesse E. Stephenson.

        COMPENSATION COMMITTEE - The Compensation Committee is composed of Messrs. Herbert A. Kraft, Allan Sass and Jesse E. Stephenson. The Compensation Committee's principal responsibility is to review and make recommendations regarding executive compensation policies and periodically review and approve or make recommendations with respect to matters involving executive compensation, to take or to review and make recommendations to the Board regarding employee benefit plans or programs and to serve as a counseling committee to the Chief Executive Officer regarding matters of key personnel selection, organization strategies and such other matters as the Board may from time to time direct.

        EXECUTIVE COMMITTEE - Members of the Executive Committee are Herbert A. Kraft, Glenn A. Wintemute, Eric G. Wintemute and James A. Barry. The Executive Committee acts in place of the Board of Directors between Board meetings. It is empowered to act on behalf of the Board of Directors when the Board is not in session, except as such authority is limited by Delaware Corporation Law or the Bylaws.

        Meetings and Attendance - During 1997, the Executive Committee met more than six times, while the Audit Committee and Compensation Committee each met twice. The Board of Directors met four times, with all directors being present at each Board meeting.

        During 1997, non-employee directors received $2,000 for each regular or special Board meeting attended and a fee of $1,000 for each Committee meeting attended.

        Effective with a non-employee director's first election to the Board (commencing with the 1996 election), he or she receives an option to purchase 2,500 shares of the Company's Common Stock. Additionally, should any non-employee member of the Board be re-elected to a succeeding term, an additional option for 1,000 shares will be granted on the date of the Board member's re-election. The exercise price(s) per share shall be the closing price as of the close of business on the day immediately preceding the date the Board member is elected or was re-elected. The options may be exercised in whole or in part from time to time, within five years from the date of grant, provided that such option shall lapse and cease to be exercisable as a result of the resignation of or failure to be re-elected, in which event such period shall not exceed twelve months after the date of resignation or election; or such option shall lapse and cease to be exercisable immediately as a result of death or death shall have occurred following the resignation of or failure to be re-elected and while the option was still exercisable. There were no stock options exercised during the year ended December 31, 1997.

                              BENEFICIAL OWNERSHIP

        The following table sets forth certain information, as of May 15, 1998, with respect to the Common Stock owned by (i) each director or nominee of the Company and the Named Executive Officers (as defined herein under the heading "Executive Compensation and Other Information"), (ii) all directors and executive officers of the Company as a group and (iii) each party known to the Company to beneficially own more than 5% of the Company's issued and outstanding Common Stock.


                                                 Amount and Nature(a)
    Name of                                        of Beneficial             Percent
Beneficial Owner                                      Ownership              of Class
----------------                                 --------------------        --------
Glenn A. Wintemute                                    619,961(b)               24.7
Herbert A. Kraft                                      590,707(c)               23.6
Goldsmith & Harris, et al                             153,560(d)                6.1
Eric G. Wintemute                                      36,903(e)                1.5
Jesse E. Stephenson                                    46,850(f)                1.9
James A. Barry                                          5,500(g)                 --(l)
Dr. Allan Sass                                          4,500(h)                 --(l)
Glenn E. Mallory(m)                                     3,500(i)                 --(l)
James Strock                                            2,500(j)                 --(l)
David B.  Cassidy                                      15,000(k)                 --(l)
All Directors and Officers                          1,325,421                  52.4
 as a Group (9 persons)

--------------------------

(a)   Record and Beneficial

(b) This figure includes 22,220 shares of Common Stock owned by Mr. G. A. Wintemute's minor children for which Mr. Wintemute is a trustee and disclaims beneficial ownership.

(c) Mr. Kraft owns all of his shares with his spouse in a family trust, except as to 1,430 shares held in an Individual Retirement Account.

(d) The Company has relied on information reported in a Statement on Schedule 13D filed by Goldsmith & Harris et al. with the Securities and Exchange commission as adjusted for the 10% stock dividend issued March 15, 1996.

(e) This figure no longer includes 33,000 shares of Common Stock Mr. Wintemute was entitled to acquire pursuant to a stock option provision of his employment agreement. The stock options expired on April 15, 1998.

(f) Mr. Stephenson holds all of his shares in a family trust. This figure includes 3,500 shares of Common Stock Mr. Stephenson is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Report.

(g) This figure represents shares of Common Stock Mr. Barry is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Report.

(h) This figure includes 3,500 shares of Common Stock Dr. Sass is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Report.

(i) This figure represents shares of Common Stock Mr. Mallory is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Report. Mr. Mallory served as a director of the Company from 1971 to the close of his current term this year. He will not seek re-election.

(j) This figure represents shares of Common Stock Mr. Strock is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Report.

                                             (Notes continued on following page)

(k) This figure includes 5,000 shares of Common Stock Mr. Cassidy is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Report.

(l)   Under 1% of class.

(m) Mr. Mallory has served as a director of the Company since 1971 and will continue to serve until the 1998 Annual Meeting of Shareholders. Mr. Mallory will not seek re-election.

         Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the NASDAQ Stock Market. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by it during or with respect to the year ended December 31, 1997, and/or the written representations from certain reporting persons, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth the aggregate cash and other compensation for services rendered for the years ended December 31, 1997, 1996 and 1995 paid or awarded by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company, whose aggregate remuneration exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

--------------------- ----------------------------------- --------------------------------------------
                                                          LONG-TERM COMPENSATION
--------------------- ----------------------------------- ----------------------- --------------------
                      ANNUAL COMPENSATION(1)                AWARDS                PAYOUTS
--------------------- ------ ---------- ------- --------- ---------- ------------ -------- -----------
        (A)             (B)      (C)     (D)      (E)         (F)        (G)         (H)      (I)
--------------------- ------ ---------- ------- --------- ---------- ------------ -------- -----------
                                                 OTHER        RE-    SECURITIES               ALL
       NAME                                      ANNUAL    STRICTED  UNDERLYING              OTHER
        AND                                     COMPEN-      STOCK     OPTIONS/     LTIP    COMPEN-
     PRINCIPAL               SALARY     BONUS    SATION    AWARD(S)     SARS       PAYOUTS   SATION
     POSITION         YEAR     ($)       ($)      ($)         ($)        (#)         ($)       ($)
     --------         ----   ------     -----   -------    --------  ----------    -------  -------
Eric G. Wintemute     1997   244,244      -        -          -           -          -       4,723(4)
 President and        1996   201,306      -        -          -           -          -       4,855(4)
 Chief Executive      1995   172,000      -        -          -           -          -       4,993(4)
   Officer

James A. Barry        1997   134,819      -        -          -           -          -       4,608(4)
 Senior Vice          1996   129,692      -        -          -           -          -       3,457(4)
 President            1995   122,751      -        -          -         5,500(2)     -       4,070(4)
 CFO and Treasurer

David B. Cassidy(3)   1997   175,414      -        -          -           -                    562(4)
 Executive Vice       1996    45,769      -        -          -        30,000(5)     -           -
 President (AMVAC)    1995        -       -        -          -           -          -           -

Herbert A. Kraft(7)   1997        -       -        -          -           -          -     180,168(6)
 Co-Chairman          1996        -       -        -          -           -          -     226,923(6)
                      1995        -       -        -          -           -          -     254,086(6)

Glenn A. Wintemute(7) 1997        -       -        -          -           -          -     195,192(6)
 Co-Chairman          1996        -       -        -          -           -          -     226,923(6)
                      1995        -       -        -          -           -          -     254,086(6)

-------------------------
(1) No executive officer enjoys perquisites that exceed the lesser of $50,000, or 10% of such officer's salary.

(2) Represents options to purchase Common Stock of the Company. The options issued to Mr. Barry represent approximately 13% of the total options issued by the Company in 1995. The exercise price of the options is $6.82 per share and the options vest one-third on January 18, 1996, 1997 and 1998 and all options expire on January 18, 2000.

(3) Mr. Cassidy joined Amvac Chemical Corporation as Executive Vice President in September 1996.

(4) These amounts represent the Company's contribution to the Company's Retirement Savings Plan, a qualified plan under Internal Revenue Code
      Section 401(k).

(5) Represents options to purchase Common Stock of the Company in accordance with the terms and conditions of Mr. Cassidy's Employment Agreement.

(6) Amounts represent payments received by each individual (during calendar year) under his consulting agreement.

(7) Messrs. Kraft and Wintemute retired from the Company as active employees in July 1994. The Company entered into consulting agreements with Messrs. Kraft and Wintemute in July 1994. In 1996 the consulting agreements were extended for an additional year and now expire in July 2000.

Employment Agreements

         Eric G. Wintemute entered into an employment agreement with the Company effective as of January 15, 1994 for a four year term which expired on January 15, 1998. Under the agreement, Mr. Wintemute serves as President and Chief Executive Officer of the Company and its subsidiaries. Mr. Wintemute's beginning annual salary was set by contract with such annual increases as may be determined by the Compensation Committee, in its sole discretion, except that Mr. Wintemute's annual salary will be increased by not less than an amount equal to the cost of living index during each year of the agreement. (Refer to the Summary Compensation Table for Mr. Wintemute's compensation information.) The agreement also granted Mr. Wintemute options to purchase 33,000 shares of Common Stock at an exercise price of $9.09 per share (as adjusted). The options are exercisable at the rate of 8,250 shares per year on each January 15 commencing with 1995 and ending in 1998, with all options expiring on April 15, 1998, or earlier in certain circumstances upon termination of his employment. The agreement also provides Mr. Wintemute with certain additional benefits which are standard for executives in the industry. The agreement is terminable by Mr. Wintemute upon thirty days written notice to the Company, and is terminable by the Company, provided that if the agreement is terminated by the Company due to death or disability, the Company will continue to pay Mr. Wintemute his annual salary for a period of one year from the date of such termination. If the agreement is terminated by the Company without "cause," Mr. Wintemute will continue to receive his annual salary for the remaining term of the agreement.

         David B. Cassidy has entered into an employment agreement with Amvac Chemical Corporation effective September 16, 1996, to continue until August 31, 1999. Under the agreement, Mr. Cassidy serves as Executive Vice President of Amvac Chemical Corporation. Mr. Cassidy's beginning annual salary was set by contract with such annual increases as may be determined by the Compensation Committee, in its sole discretion, except that Mr. Cassidy's annual salary will be increased by not less than an amount equal to the cost of living index during each year of the agreement. (Refer to the Summary Compensation Table for Mr. Cassidy's compensation information.) The agreement also granted Mr. Cassidy options to purchase 30,000 shares of Common Stock. Such options are exercisable at the rate of 5,000 shares on September 16, 1997, at an exercise price of the average published stock price for the period September 11, 1996 through and including September 21, 1996; 12,500 shares on September 16, 1998, at an exercise price of the average published stock price for the period September 11, 1997 through and including September 21, 1997; and 12,500 shares on September 16, 1999, at an exercise price of the average closing stock price for the period September 11, 1998 through and including September 21, 1998. The agreement also provides Mr. Cassidy with certain additional benefits which are standard for executives in the industry.

         In connection with their retirement from the Company as active employees in July 1994, Messrs. Herbert A. Kraft and Glenn A. Wintemute entered into written consulting agreements with the Company effective July 14, 1994. Pursuant to the original consulting agreements, Messrs. Kraft and Wintemute are to perform management and financial consulting services for the Company as assigned by the Board of Directors or the Chief

Executive Officer for a term originally scheduled to end on July 14, 1999. By consent of the Company's Board of Directors in April 1996, Messrs. Kraft's and Wintemute's contracts were extended one year. The agreements will now expire on July 14, 2000. The agreements provide that neither Messrs. Kraft or Wintemute will be required to expend more than 400 hours in any twelve month period or forty hours in any one month period. Under the agreement, Messrs. Kraft and Wintemute each received $287,500 for the year ended July 14, 1995, $243,750 for the year ended July 14, 1996 and $200,000 for the year ended July 14, 1997. They will also, under the agreements, each receive $156,250 for the year ending July 14, 1998, $112,500 for the year ending July 14, 1999 and $100,000 for the year ending July 14, 2000. In the event of death or disability prior to July 14, 2000, such payments will continue to be paid to the individual or his estate, as applicable. The agreements also provide for continuation of medical and dental insurance benefits until the expiration of the term of the agreements.

                               STOCK OPTION GRANTS

         There were no stock options granted to the Named Executive Officers during the year ended December 31, 1997.

                  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

         The following table presents certain information regarding the exercise of American Vanguard Corporation stock options during 1997 by the Named Officers, and regarding unexercised options held at year-end 1997 by any of the Named Officers.

                     AGGREGATED OPTION/SAR EXERCISES IN 1997
                          AND FY-END OPTION/SAR VALUES


       ------------------------- ------------- ------------- ------------------- ------------------

       (a)                       (b)           (c)           (d)                 (e)
                                                                  Number of
                                                                 Securities          Value of
                                                                 Underlying         Unexercised
                                    Shares                       Unexercised       In-the-Money
                                   Acquired                     Options/SARs      Options/SARs at
                                      on           Value        at Fy-End (#)      Fy-End ($)(1)
                                   Exercise      Realized       Exercisable/       Exercisable/
                                      (#)           ($)         Unexercisable      Unexercisable
       ------------------------- ------------- ------------- ------------------- ------------------
       Eric G. Wintemute              --            --             33,000/0              0/0
       ------------------------- ------------- ------------- ------------------- ------------------
       James A. Barry                 --            --              5,500/0              0/0
       ------------------------- ------------- ------------- ------------------- ------------------
       David B. Cassidy               --            --         5,000/25,000              0/0(2)
       ------------------------- ------------- ------------- ------------------- ------------------
       Herbert A. Kraft               --            --               --                  --
       ------------------------- ------------- ------------- ------------------- ------------------
       Glenn A. Wintemute             --            --               --                  --
       ------------------------- ------------- ------------- ------------------- ------------------


(1) Year-end closing price of the Company's Common Stock was $6.125 per share.

(2) Exercise price for 12,500 option shares exercisable on September 16, 1999 is based upon the average closing stock price for the period September 11, 1998 through and including September 21, 1998. It is assumed that these 12,500 option shares are not in-the-money.

Compensation Interlocks and Insider Participation

         The Compensation Committee of the Board consists of Messrs. Herbert A. Kraft, Allan Sass and Jesse E. Stephenson. Mr. Kraft, in addition to being a director, is the Co-Chairman. Dr. Sass, in addition to being a director also serves on the Audit Committee. Mr. Stephenson, in addition to being a director, serves on the Audit Committee and was formerly General Manager of Calhart Corporation (from 1968 to 1978), then a wholly-owned subsidiary of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board consists of Messrs. Herbert A. Kraft, Allan Sass and Jesse E. Stephenson. The Compensation Committee sets and administers the policies which govern annual and long-term executive compensation. The Committee is responsible for the design and implementation of salary and incentive programs for executive officers and other key officers/employees/personnel which are consistent with American Vanguard's overall compensation philosophy. Key elements of that philosophy include:

      o Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

      o Assuring that total compensation levels are competitive with those at peer companies and are commensurate with relative shareholder returns and the Company's financial performance.

      o Focusing executives on the financial objectives that support total shareholder returns.

      o Emphasizing long-term financial performance and sustained market value creation vs. short-term gains.

         The compensation of Mr. Eric Wintemute, the Company's Chief Executive Officer, was based on the terms of his written employment agreement with the Company entered into in January 1994. In considering and approving the employment agreement and the cash compensation to be paid thereunder, the Board considered the level of responsibility and accountability of the Chief Executive Officer and competitive salaries paid by peer companies, but did not specifically consider the relationship of Company performance to such compensation. In granting future salary increases in excess of the minimum cost of living increases required by the agreement, the Compensation Committee will consider Company performance, as well as the additional factors set forth above. The foregoing factors are listed in order of their relative importance in making compensation decisions. See "Employment Agreements" elsewhere in this Proxy Statement for a description of Mr. Wintemute's employment agreement.

         Since July 1994, the compensation of Mr. Glenn Wintemute and Mr. Herbert Kraft, has been based on the terms of their written consulting agreements with the Company, and such compensation is not related to future Company performance. See "Employment Agreements" elsewhere in this Proxy Statement for a description of such consulting agreements.

         With respect to the other executive officers, the compensation program (not specifically related to employment contracts) presently in effect deals with short-term cash compensation which attempts to pay such officers competitively. With respect to long-term incentive compensation, upon the Committee's recommendation, the Board adopted and the shareholders approved in 1995 the Company's 1994 Stock Incentive Plan (the "Plan") which is designed to link such officers' and other key employees' long-term financial interests to those of the shareholders. The Committee expects to consider future various cash incentive compensation programs specifically tied to Company performance for the employees as a potential method of rewarding the achievement of specific Company performance based goals. It has not been finally determined if or when such other incentive programs will be put in place.

         The foregoing report has been furnished by the Board of Directors, Messrs. Herbert A. Kraft, Glenn A. Wintemute, Eric G. Wintemute, James A. Barry, Glenn E. Mallory, Allan Sass, Jesse E. Stephenson and James M. Strock.

                             STOCK PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative, five-year total return for the Company, the S&P 500 Stock Index, and a peer group selected by Value Line (ChemicalCSpecialty Industry). The graph assumes that the beginning values of the investments in the Company, the S&P 500 Stock Index, and the peer group of companies each was $100. All calculations assume reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

               AMERICAN VANGUARD CORPORATION, STANDARD & POORS 500
                    AND VALUE LINE CHEMICALS: SPECIALTY INDEX
                     (Performance Results Through 12/31/97)


                                     [GRAPH]



                                     1992     1993      1994     1995     1996     1997
American Vanguard Corporation      $100.00  $190.91    $90.91   $81.82   $93.87   $82.79
Standard & Poors 500               $100.00  $110.09   $111.85  $153.80  $189.56  $252.82
Chemicals: Specialty               $100.00  $115.74   $121.11  $155.90  $186.82  $231.62


Assumes $100 invested at the close of trading 12/92 in American Vanguard Corporation common stock, Standard & Poors 500, and Chemicals: Specialty.

*Cumulative total return assumes reinvestment of dividends.

                              INDEPENDENT AUDITORS

         The firm of BDO Seidman, LLP ("BDO") were the auditors for the year ended December 31, 1997. BDO has no direct or indirect material financial interest in the Company. A representative of BDO is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he/she so desires. The BDO representative will also be available to respond to appropriate questions raised by those in attendance at the Annual Meeting.

                 PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company at its executive offices no later than January 19, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                           ANNUAL REPORT ON FORM 10-K

         Upon request, the Company will provide without charge to any beneficial owner of its Common Stock, a copy of its Annual Report on Form 10-K, excluding exhibits but including financial schedules (if applicable), filed with the Securities and Exchange Commission with respect to the year ended December 31, 1997. Requests are to be made to the attention of the Chief Financial Officer, American Vanguard Corporation, 4695 MacArthur Court, Suite 1250, Newport Beach, California 92660.

                                  OTHER MATTERS

         The Company's Annual Report for the year ended December 31, 1997, accompanies this Proxy Statement. The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein. If any other matter properly comes before the Annual Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

                                  By Order of the Board of Directors


                                  /s/ JAMES A. BARRY
                                  ----------------------------------------------
                                  James A. Barry
                                  Senior Vice President, Chief Financial Officer Treasurer and Asst. Secretary


Dated: May 21, 1998

                         AMERICAN VANGUARD CORPORATION
                        4695 MacArthur Court, Suite 1250
                        Newport Beach, California 92660

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Undersigned hereby appoints ERIC G. WINTEMUTE and JAMES A. BARRY as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of common stock of American Vanguard Corporation held of record by the Undersigned on May 15, 1998, at the Annual Meeting of Shareholders, to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on June 18, 1998, or at any adjournment thereof.

                  (Continued, and to be signed on other side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                         AMERICAN VANGUARD CORPORATION

                                 JUNE 18, 1998

              ' Please Detach and Mail in the Envelope Provided '

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  ELECTION OF DIRECTORS

FOR all nominees listed        WITHHOLD AUTHORITY      NOMINEES: James A. Barry, Herbert A. Kraft, Allan Sass, Jesse E. Stephenson,
at right (except as            to vote for all                   James M. Strock, Eric G. Wintemute, Glenn A. Wintemute
indicated to the contrary)     nominees
          [ ]                        [ ]

INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list at right.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature______________________________ Signature_______________________________
                                                        IF HELD JOINTLY
Dated: ____________________, 1998

NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If a Corporation, please sign in full corporate name by the President or other authorized officer. If a Partnership, please sign in the partnership name by an authorized person.